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                                    EXHIBIT F

                             FORM OF PARENT GUARANTY

         THIS PARENT GUARANTY (the "GUARANTY") is made as of the 14th day of May, 1999, by ADVANCED COMMUNICATIONS GROUP, INC., a Delaware corporation (the "GUARANTOR"), in favor of the Lenders (as defined in the Loan Agreement described below) and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent (the "ADMINISTRATIVE AGENT") for itself and on behalf of the Lenders.

                               W I T N E S S E T H:

         WHEREAS, Great Western Directories, Inc. (the "BORROWER"), the Lenders and the Administrative Agent are parties to that certain Loan Agreement dated as of even date herewith (as amended, modified, restated or supplemented from time to time, the " LOAN AGREEMENT"); and

         WHEREAS, pursuant to the terms of the Loan Agreement, the Guarantor is required to execute and deliver this Guaranty; and

         WHEREAS, the Borrower is a Subsidiary of the Guarantor; and

         WHEREAS, the Borrower, the Guarantor and other Subsidiaries of the Guarantor are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, and the Guarantor has as one of its corporate purposes assisting the Borrower to obtain financing needed from time to time by the Guarantor, the Borrower and other Subsidiaries of the Guarantor; and

         WHEREAS, the Borrower's ability to obtain such financing is dependent, in part, on the successful operations of the properties owned by the Guarantor and the Guarantor's ability to supply capital and financing, including, without limitation this Guaranty; and

         WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Guaranty directly benefit, and are within the corporate purposes and in the best interests of, the Guarantor; and

         WHEREAS, as a condition to the extension of the Loans by the Lenders and pursuant to the Loan Agreement, the Lenders have required the Guarantor to, and the Guarantor is willing to, execute this Guaranty guaranteeing the payment and performance by the Borrower of its obligations and covenants under the Loan Agreement, the Notes and the other Loan Documents (the Loan Agreement, the Notes and the other Loan Documents, as executed on the date hereof and as they may be amended, restated, modified, supplemented or extended from time to time being hereinafter referred to collectively as the "GUARANTEED AGREEMENTS");

         NOW, THEREFORE, in consideration of the above premises, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby unconditionally guarantees to the Lenders and the

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Administrative Agent full and prompt payment and performance when due whether at maturity, by acceleration or otherwise of all Obligations. Each Obligation shall rank PARI PASSU with each other Obligation.

         The Guarantor hereby further agrees, for the benefit of the Lenders and the Administrative Agent, that:

         1.       DEFINED TERMS.

         (a) Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

         (b) For purposes of this Guaranty, the following defined terms shall have the meaning ascribed thereto in the Loan Agreement except that in each such definition the terms "BORROWER" and "BORROWER'S SUBSIDIARIES" (or similar terms including, without limitation, "ITS SUBSIDIARIES", "ANY OF ITS SUBSIDIARIES" and "ANY SUBSIDIARY OF THE BORROWER") shall be deemed to be replaced with the terms "PARENT" and "AFFILIATE GUARANTORS", respectively: "ACQUISITION", "INVESTMENT", "MATERIALLY ADVERSE EFFECT" and "RESTRICTED PAYMENTS".

         (c) For purposes of this Guaranty, the terms "LICENSES", "NET DEBT PROCEEDS", "NET EQUITY PROCEEDS", "PERMITTED LIENS" and "SUBORDINATED NOTES" shall have the following meanings:

                  (i) "LICENSES" shall mean any license, authorization or certificate issued by the FCC or any state regulatory authority in connection with the operation of the CLEC Business and held by the Parent or an Affiliate Guarantor, substantially all of which are listed as of the Agreement Date on SCHEDULE 1 hereto.

                  (ii) "NET DEBT PROCEEDS" shall mean, with respect to the issuance of Indebtedness (other than Indebtedness permitted under Section 5(l) hereof) by the Parent or any Affiliate Guarantor, the difference between (a) the gross principal amount of such Indebtedness issued and (b) reasonable and customary transaction costs payable by the Parent or any Affiliate Guarantor, as the case may be, in connection with such issuance.

                  (iii) "NET EQUITY PROCEEDS" shall mean, with respect to any primary sale or issuance of any securities or equity of the Parent or any Affiliate Guarantor (other than in connection with the acquisition of or merger or consolidation with the YP Tel Entities, the payment in full of the Subordinated Notes or in connection with any employee stock option plans, stock purchase plans and 401(k) plans maintained or established by the Parent or any Affiliate Guarantor) the difference between (a) the gross sales price for the securities or equity being sold and (b) reasonable and customary transaction costs payable by the Parent or any Affiliate Guarantor, as the case may be, in connection with such sale.

                  (iv) "PERMITTED LIENS" shall mean, with respect to any person:

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                           (A) any Lien in favor of the Administrative Agent or
          any Lender given to secure the Obligations or any other Liens in existence on the Agreement Date and disclosed on SCHEDULE 2 attached hereto;

                           (B) (1) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (2) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

                           (C) Liens of carriers, warehousemen, landlords, mechanics, vendors, (solely to the extent arising by operation of law) laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

                           (D) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than sixty (60) days;

                           (E) restrictions on the transfer of assets of such Person imposed by the Communications Act and any regulations thereunder, or any state public utilities or comparable law with respect to telecommunications or related companies and any regulations thereunder;

                           (F) easements, rights-of-way, zoning restrictions, licenses, reservations or restrictions on use and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property;

                           (G) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations in effect on the Agreement Date or permitted under Section 5(l) hereof and true leases of the Guarantor and the Affiliate Guarantors;

                           (H) Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids, tenders or escrow deposits in connection with Acquisitions; and

                           (I) judgment Liens which do not result in an Event of Default under Section 8.1(h) of the Loan Agreement or hereunder.

                  (iv) "SUBORDINATED NOTES" shall mean, collectively, (a) that certain $8,400,000.00 5% Subordinated Note due February 18, 2000 made by the Guarantor in

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         favor of Richard O'Neal and dated as of February 18, 1998, (b) that certain $3,750,000.00 5% Subordinated Note due February 18, 2000 made by the Guarantor in favor of Larry Baldwin and dated as of February 18, 1998, (c) that certain $1,050,000.00 5% Subordinated Note due February 18, 2000 made by the Guarantor in favor of Steve Sparks and dated as of February 18, 1998, (d) that certain $1,050,000.00 5% Subordinated Note due February 18, 2000 made by the Guarantor in favor of Ron Baldwin and dated as of February 18, 1998, (e) that certain $750,000.00 5% Subordinated Note due February 18, 2000 made by the Guarantor in favor of Ronnie Emanuel and dated as of February 18, 1998, (f) that certain $552,983.00 10% Convertible Subordinated Note due February 18, 2000 made by the Guarantor in favor of Fred L. Thurman dated as of February 18, 1998, (g) that certain $552,984.00 10% Convertible Subordinated Note due February 18, 2000 made by the Guarantor in favor of James E. Perry dated as of February 18, 1998,
         (h) that certain $240,427.00 10% Convertible Subordinated Note due February 18, 2000 made by the Guarantor in favor of W. Bradley Van Leur dated as of February 18, 1998, (i) that certain $288,513.00 10% Convertible Subordinated Note due February 18, 2000 made by the Guarantor in favor of Wallace Jansma dated as of February 18, 1998,
         (j) that certain $288, 513.00 10% Convertible Subordinated Note due February 18, 2000 made by the Guarantor in favor of Mark Vanden Berge dated as of February 18, 1998, (k) that certain $26,037.00 10% Convertible Subordinated Note due February 18, 2000 made by the Guarantor in favor of John M. Boles dated as of February 18, 1998,
         (l) that certain $26,037.00 10% Convertible Subordinated Note due February 18, 2000 made by the Guarantor in favor of J. Richard Knop dated as of February 18, 1998, (m) that certain $15,316.00 10% Convertible Subordinated Note due February 18, 2000 made by the Guarantor in favor of Montross, Inc. dated as of February 18, 1998, and (n) that certain $9,190.00 10% Convertible Subordinated Note due February 18, 2000 made by the Guarantor in favor of Richard R. Miller dated as of February 18, 1998.

         2. OBLIGATIONS SEVERAL. Regardless of whether any proposed guarantor or any other Person or Persons is, are or shall become in any other way responsible to the Lenders and the Administrative Agent, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person or Persons now or hereafter responsible to the Lenders and the Administrative Agent, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, the Guarantor hereby declares and agrees that this Guaranty is and shall continue to be a several obligation, shall be a continuing guaranty and shall be operative and binding, and that the Guarantor shall have no right of subrogation with respect to this Guaranty until the Obligations have been paid or otherwise satisfied in full.

         3. GUARANTY FINAL. Upon the execution and delivery of this Guaranty to the Administrative Agent, this Guaranty shall be deemed to be finally executed and delivered by the Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting the Guarantor's liability, and no statement, representation, agreement or promise on the part of the Lenders and the Administrative Agent, the Borrower, or any of them, or any officer, employee or agent thereof, unless contained herein forms any part of this Guaranty or has

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induced the making hereof or shall be deemed in any way to affect the
Guarantor's liability hereunder.

         4. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby agrees, represents and warrants, upon the Agreement Date, in favor of the Administrative Agent and each Lender, that:

         (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Guarantor has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Guarantor and each Affiliate Guarantor are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except where failure to be so qualified, in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.

         (b) The Guarantor has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Guarantor and is, and each of the other Loan Documents to which the Guarantor is party is, a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity.

         (c) To the extent that any Affiliate Guarantors exist, the Guarantor has the unrestricted right to vote the issued and outstanding equity of the Affiliate Guarantors owned by the Guarantor and such equity of such Affiliate Guarantors has been duly authorized and issued and is fully paid and nonassessable. Each Affiliate Guarantor, if any, has the power and has taken all necessary action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Affiliate Guarantor is party is a legal, valid and binding obligation of such Affiliate Guarantor enforceable against such Affiliate Guarantor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity. The Guarantor's ownership interest in each Affiliate Guarantor represents a direct or indirect controlling interest of such Affiliate Guarantor for purposes of directing or causing the direction of the management and policies of each Affiliate Guarantor.

         (d) The Guarantor and each of the Affiliate Guarantors have secured all material Necessary Authorizations and all such Necessary Authorizations are in full force and effect. No

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material Necessary Authorization is the subject of any pending or, to the best of the Guarantor's knowledge, threatened revocation.

         (e) The Guarantor and each of the Affiliate Guarantors are in compliance with all Applicable Law, except where the failure to be in compliance would not individually or in the aggregate have a Materially Adverse Effect.

         (f) As of the Agreement Date, the Guarantor and each of the Affiliate Guarantors have good, legal and marketable title to, or a valid leasehold interest in, all of its material assets. None of the properties or assets of the Guarantor or any of the Affiliate Guarantors is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Guarantor or any of the Affiliate Guarantors as debtor or which covers or purports to cover any of the assets of the Guarantor or any of the Affiliate Guarantors is currently effective and on file in any state or other jurisdiction, and neither the Guarantor nor any of the Affiliate Guarantors has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

         (g) As of the date hereof, except as set forth on SCHEDULE 3 attached hereto, there is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Guarantor, threatened against or in any other manner relating adversely to, the Guarantor or any of the Affiliate Guarantors or, to the knowledge of the Guarantor, any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body. No action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document or, (ii) individually or collectively, involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to the Guarantor or any of the Affiliate Guarantors, would have a Materially Adverse Effect.

         (h) All material federal, state and other tax returns of the Guarantor and each of the Affiliate Guarantors required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Guarantor or any Affiliate Guarantor or imposed upon the Guarantor or any Affiliate Guarantor or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Guarantor or any Affiliate Guarantor is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Guarantor or the Affiliate Guarantor involved, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Guarantor and each Affiliate Guarantor in respect of taxes are, in the judgment of the Guarantor, adequate.

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         (i) There has occurred no event, condition or other change since
December 31, 1998 which has had, or which could reasonably be expected to have, a Materially Adverse Effect.

         (j) The Guarantor and the Affiliate Guarantors are in compliance in all respects with all of the material provisions of their respective certificates or articles of incorporation and by-laws, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, (i) a Default or (ii) a material default by the Guarantor or any Affiliate Guarantor under any indenture, agreement or other instrument relating to Indebtedness of the Guarantor or any Affiliate Guarantors in the amount of $1,000,000.00 or more in the aggregate (other than Indebtedness owing to the Borrower or its Subsidiaries in connection with any loan made pursuant to Section 7.6(b) of the Loan Agreement), any material license, or any judgment, decree or order to which the Guarantor or any Affiliate Guarantor is a party or by which the Guarantor or any Affiliate Guarantor or any of their respective properties may be bound or affected.

         (k) The Security Interest granted under the Parent Security Agreement and any Affiliate Security Agreement is a valid and, upon filing of appropriate Uniform Commercial Code financing statements and/or mortgages, will be a perfected first priority security interest in the Collateral in favor of the Administrative Agent, for the benefit of itself and the Lenders, securing, in accordance with the terms of such Security Documents, the Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents to which the Guarantor and the Affiliate Guarantors, or any of them, are a party are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law; (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Guarantor or any Affiliate Guarantor, as the case may be); (iii) enforcement may require FCC and state agency approvals as to any transfer of control of the Affiliate Guarantors and as to exercise of any rights with respect to the Licenses; and (iv) enforcement may be subject to limitations set forth in the Communications Act and regulations thereunder and state regulatory and comparable law applicable to telecommunications and related companies and regulations thereunder.

         (l) Except as described on SCHEDULE 4 attached hereto, and except for any Indebtedness owed to the Borrower and its Subsidiaries in connection with any loan made by the Borrower or any of its Subsidiaries pursuant to Section 7.6(b) of the Loan Agreement, neither the Guarantor nor any Affiliate Guarantor has outstanding, as of the Agreement Date, any Indebtedness for Money Borrowed.

         (m) As of the Agreement Date and after giving effect to the transactions contemplated by the Loan Documents: (i) the property of the Guarantor, at a fair valuation, will exceed its debt; (ii) the capital of the Guarantor will not be unreasonably small to conduct its business;

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(iii) the Guarantor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Guarantor will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this
Section 4(m), "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

         (n) The Guarantor and the Affiliate Guarantors have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Guarantor and the Affiliate Guarantors may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Guarantor reasonably believes that the Year 2000 Problem will not have a Materially Adverse Effect.

         5. COVENANTS. So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances under the Loan Agreement (whether or not the conditions to borrowing have or can be fulfilled), and unless the Required Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

         (a) Except as permitted under Section 5(o) hereof, the Guarantor will, and will cause each Affiliate Guarantor to:

                  (i) preserve and maintain its existence, and its material rights, franchises, licenses and privileges in the state of its incorporation, including, without limiting the foregoing, all other Necessary Authorizations; and

                  (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for such failure to so qualify and be so authorized as could not reasonably be expected to have a Materially Adverse Effect.

         (b) The Guarantor will, and will cause each Affiliate Guarantor to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all material properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

         (c) The Guarantor will, and will cause each Affiliate Guarantor to:

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                  (i)   Maintain insurance including, but not limited to,
business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Guarantor and each Affiliate Guarantor as is prudent for similarly situated companies engaged in similarly situated industries.

                  (ii) Keep their respective assets insured by insurers on terms and in a manner reasonably acceptable to the Administrative Agent against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for companies in similarly situated industries and reasonably satisfactory to the Administrative Agent, all premiums thereon to be paid by the Guarantor and the Affiliate Guarantors.

                  (iii) Require that each insurance policy provide for at least thirty (30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy and, other than in connection with any liability policy, name the Administrative Agent as additional named lender loss payee and, as appropriate, additional insured, to the extent of the Obligations.

         (d) Subject to any provisions in this Guaranty, the Loan Agreement or in any other Loan Document, the Guarantor will, and will cause each Affiliate Guarantor to, pay any and all of their respective Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP. Notwithstanding the foregoing, the Guarantor shall not, and shall not permit any Affiliate Guarantor to make any payment of principal in respect of any Subordinated Note other than payments of principal made through the issuance of Capital Stock of the Guarantor.

         (e) The Guarantor will indemnify and hold harmless each Lender, the Administrative Agent, and each of their respective affiliates, employees, representatives, shareholders, officers and directors (any of the foregoing shall be an "INDEMNITEE") from and against any and all claims, liabilities, losses, damages, actions, reasonable attorneys' fees and expenses (as such fees and expenses are incurred) and demands by any party, including the costs of investigating and defending such claims, whether or not the Guarantor, any Affiliate Guarantor or the Person seeking indemnification is the prevailing party: (a) resulting from any breach or alleged breach by the Guarantor or any Affiliate Guarantor of any representation or warranty made hereunder; or (b) otherwise arising out of (i) the Commitment, the Loans or otherwise under this Guaranty, the Loan Agreement, any other Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder in any fashion by the Guarantor or the performance of their respective obligations under the Loan Documents by the Guarantor or any Affiliate Guarantor, (ii) allegations of any participation by the Lenders, the Administrative Agent, or any of them, in the affairs of the Guarantor or any Affiliate Guarantor, or allegations that any of them has any joint liability with the Guarantor or any Affiliate Guarantor for any reason, (iii) any claims against the Lenders, the Administrative Agent, or any of them, by any shareholder or other investor in or lender to the Guarantor or any Affiliate Guarantor, by any brokers or finders or investment advisers or investment bankers

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retained by the Borrower or by any other third party, arising out of the
Commitments or otherwise under this Guaranty, the Loan Agreement or any other Loan Document; or (c) in connection with taxes (not including federal or state income or franchise taxes or other taxes based solely upon the revenues or income of such Persons), fees, and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Guaranty, the Loan Agreement, any other Loan Document, and any amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order. The obligations of the Guarantor under this Section 5(e) are in addition to, and shall not otherwise limit, any liabilities which the Guarantor might otherwise have in connection with any warranties or similar obligations of the Guarantor in any other Loan Document.

         (f) At the time of (i) the purchase by the Guarantor or any Affiliate Guarantor of any interests in any new Subsidiary or (ii) the formation of any new Subsidiary by the Guarantor or any Affiliate Guarantor, the Guarantor will, and will cause each Affiliate Guarantor, as appropriate, to provide to the Administrative Agent, for itself and on behalf of the Lenders, with respect to each such new Subsidiary of such Person, a duly executed (A) Affiliate Guaranty,
(B) Affiliate Security Agreement, together with appropriate Uniform Commercial Code financing statements, (C) Affiliate Pledge Agreement, together with appropriate stock certificates and undated stock powers executed in blank, and
(D) loan certificate, substantially in the form of EXHIBIT O attached to the Loan Agreement, together with appropriate attachments thereto, each of which shall constitute both a Security Document and a Loan Document for purposes of the Loan Agreement and this Agreement.

         (g) The Guarantor will, and will cause each Affiliate Guarantor to, use the aggregate proceeds of any loan received from the Borrower or the Borrower's Subsidiaries pursuant to Sections 7.6 (b) of the Loan Agreement, directly or indirectly:

                  (i)   to retire the CIBC Facility;

                  (ii) for working capital needs and other corporate purposes in connection with the operation of the CLEC business; and

                  (iii) for working capital needs and other corporate purposes of the Guarantor.

         (h) The Guarantor will, and will cause each Affiliate Guarantor to, issue instruments representing any loan made to the Guarantor and the Affiliate Guarantors, or any of them, on the one hand, and the Borrower and its Subsidiaries, or any of them, on the other hand, pursuant to Section 7.6(b) of the Loan Agreement, and assign and deliver such instruments to the Administrative Agent, for itself and on behalf of the Lenders, as additional Collateral to secure the Obligations.

         (i) The Guarantor hereby agrees that it shall, and shall cause the Affiliate Guarantors to, not sell, transfer or otherwise dispose of the CLEC Business other than (i) for cash or other consideration reasonably satisfactory to the Administrative Agent and (ii) otherwise on terms and conditions reasonably satisfactory to the Administrative Agent.

         (j) On the date of the sale, transfer or other disposition of all or any part of the CLEC Business by the Guarantor and the Affiliate Guarantors, or any of them, (i) the Guarantor and each Affiliate Guarantors making such sale, transfer or other disposition shall make a repayment of the principal amount of any loan made to such Person by the Borrower and its Subsidiaries, or any of them, pursuant to Section 7.6(b) of the Loan Agreement in an amount equal to the aggregate CLEC Net Proceeds received by such Person, and (ii) the Guarantor shall cause any CLEC Net Proceeds remaining after the application thereof set forth in clause (i) of this Section 5(j)to be contributed as equity to the Borrower in an amount not less than the Loans outstanding after application of amounts under clause (i) of this Section 5(j) in reduction of the Loans.

         (k) On the date of (i) any issuance of equity interests of the Guarantor or any Affiliate Guarantor (other than in connection with the acquisition of or merger or consolidation with one or more of the YP Tel Entities, the payment in full and termination of the Subordinated Notes or in connection with any employee stock option plans, stock purchase plans and 401(k) plans maintained or established by the Parent or any Affiliate Guarantor) or
(ii) the issuance of Indebtedness (other than Indebtedness permitted under Section 5(l) hereof) by the Guarantor or any Affiliate Guarantor, the Guarantor shall make a contribution of equity to the Borrower in an amount equal to, (A) with respect to any such issuance of equity, the Net Equity Proceeds received by the Guarantor or any Affiliate Guarantor, and (B) with respect to any such issuance of such Indebtedness, the Net Debt Proceeds received by the Guarantor or any Affiliate Guarantor.

         (l) The Guarantor shall not, and shall not permit any Affiliate Guarantor to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

                  (i)      the Obligations;

                  (ii)     Indebtedness secured by Permitted Liens;

                  (iii) Indebtedness of the Guarantor or any Affiliate Guarantor to any such Affiliate Guarantor or to the Guarantor or any other Affiliate Guarantor, respectively, so long as the corresponding debt instruments, if any, are pledged to the Administrative Agent as security for the Obligations;

                  (iv)     the Subordinated Notes;

                  (v) reimbursement obligations with respect to letters of credit incurred in the ordinary course of business, Capitalized Lease Obligations incurred after the Agreement Date in the ordinary course of business, surety bonds and other unsecured Indebtedness for Money Borrowed in an aggregate amount not to exceed $500,000.00; and

                  (vi) Indebtedness of the YP Tel Entities existing on the date of the consummation of, but not incurred in connection with, the acquisition of or merger or consolidation with one or more of the YP Tel Entities.

         (m) The Guarantor shall not, and shall not permit any Affiliate Guarantor to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens. The Guarantor shall not, and shall not permit any Affiliate Guarantor to, undertake, covenant or agree with any third party that it will not create, assume, incur or permit to exist any lien in favor of the Administrative Agent or the Lenders securing the Obligations on any of its assets or properties, whether now owned or hereafter acquired, except for Permitted Liens.

         (n) The Guarantor shall not, and shall not permit any Affiliate Guarantor to, at any time sell, transfer, lease, abandon or otherwise dispose of any assets other than (i) in connection with the sale, transfer or other disposition or discontinuation of operations of the CLEC Business, the dissolution of Non-Material Subsidiaries or (ii) the sale, transfer or other disposition or discontinuation of operations of Tele-Systems, Inc.

         (o) The Parent shall not, and shall not permit any Affiliate Guarantor to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (i) a merger or consolidation among the Guarantor and one or more of Affiliate Guarantors, PROVIDED the Guarantor is the surviving corporation, (ii) a merger between or among two or more Affiliate Guarantors, (iii) in connection with an Acquisition permitted hereunder effected by a merger in which the Guarantor or, in a merger in which the Guarantor is not a party, an Affiliate Guarantor is the surviving corporation or the surviving corporation becomes an Affiliate Guarantor, (iv) in connection with the sale, transfer or other disposition or dissolution or liquidation of the CLEC Business, (v) in connection with the acquisition of or merger or consolidation with one or more of the YP Tel Entities by the Guarantor, PROVIDED that on the effective date of such merger or consolidation, the Guarantor shall have received a signed commitment (which commitment remains in effect on the effective date of such acquisition, merger or consolidation) reasonably satisfactory to the Administrative Agent to provide financing to the Parent or its Subsidiaries to repay in full the Obligations,
(vi) the dissolution of any Non-Material Subsidiary or (vii) the sale, transfer or other disposition or discontinuation of operations of Tele-Systems, Inc.

         (p) The Guarantor shall not, and shall not permit any Affiliate Guarantor to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, or (b) Guaranties constituting Indebtedness permitted pursuant to Section 5(l) hereof, or (c) as may be contained in any Loan Document including, without limitation, any Subsidiary Guaranty or any Affiliate Guaranty.

         (q) The Guarantor shall not, and shall not permit any Affiliate Guarantor to, directly or indirectly make any loan or advance, or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Person or other assets or property (other than assets or property in the ordinary course of business), or make any Acquisition or Investment, except that:

                  (i) the Guarantor and the Affiliate Guarantors may, directly or through a brokerage account, (A) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (B) purchase commercial paper, money-market funds and business savings accounts issued by corporations, each of which shall have a combined net worth of at least $100,000,000.00 and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc. or "A-2" or better by Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and (C) purchase repurchase agreements, bankers' acceptances, and domestic and Eurodollar certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits maintained with, a United States national or state bank the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and having capital, surplus and undivided profits totaling more than $100,000,000.00 and rated "A" or better by Moody's Investors Service, Inc. or Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc.; and

                  (ii) so long as no Default or Event of Default then exists or would be caused thereby, and provided that, on or prior to the effective date of such acquisition, the Guarantor shall have received a signed commitment reasonably satisfactory in all respects to the Administrative Agent (which commitment remains in effect on the effective date of such acquisition) to provide financing to the Parent or its Subsidiaries to repay in full the Obligations, the Guarantor or any Affiliate Guarantor may acquire any or all of the YP Tel Entities.

         (r) The Guarantor shall not, and shall not permit any Affiliate Guarantor to, directly or indirectly declare or make any Restricted Payment other than to the Guarantor.

         6. AMENDMENT AND WAIVER. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the Persons against whom enforcement is sought unless made in writing and signed by an authorized officer of such Person.

         7. DEALINGS WITH BORROWER. The Lenders and the Administrative Agent, or any of them, may, from time to time, without exonerating or releasing the Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as the Lenders and the Administrative Agent, or any of them, may deem proper, consistent with the Loan Agreement, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Lenders and the Administrative Agent, or any of them, or (iii) consistent with the Loan Agreement, amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Guaranteed
Agreements, all as the Lenders and the Administrative Agent, or any of them, may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 6 hereof, it is understood that the Lenders and the Administrative Agent, or any of them, may, without exonerating or releasing the Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, as the Lenders and the Administrative Agent, or any of them, may deem expedient, consistent with the Loan Agreement, all without notice to the Guarantor, except as required by Applicable Law.

         8. GUARANTY UNCONDITIONAL. The Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Guaranteed Agreements, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), nor any determination of lack of enforceability thereof, shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantor, the Lenders and the Administrative Agent that the covenants, agreements and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, the Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Lenders and the Administrative Agent, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lenders and the Administrative Agent, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor or by reason of any further dealings between the Borrower, the Lenders and the Administrative Agent, or any of them, or any other guarantor or surety, and the Guarantor, to the extent permitted by Applicable Law, hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

         9. SET-OFF. The Lenders and the Administrative Agent, or any of them, may, without demand or notice of any kind upon or to the Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by the Guarantor, if the Borrower shall not have timely paid its Obligations, set off and appropriate any property, balances, credit accounts or moneys of the Guarantor (other than those held in a trust) in the possession of the Lenders and the Administrative Agent, or any of them, or under the control of any of them for any purpose, which property, balances, credit accounts or moneys shall thereupon be turned over and remitted to the Administrative Agent, to be held and applied to the Obligations by the Administrative Agent in accordance with the Loan Agreement, and the Guarantor hereby grants to the Lenders and the Administrative Agent, a security interest in all such property. The Administrative Agent shall give written notice to the Borrower of the exercise of any of the foregoing rights within one (1) Business Day following the exercise thereof.

         10. BANKRUPTCY. Upon the bankruptcy or winding up or other distribution of assets of the Borrower or any Subsidiary of the Borrower or of any surety or guarantor for the Obligations, the rights of the Lenders and the Administrative Agent, or any of them, against the Guarantor shall not be affected or impaired by the omission of the Lenders and the Administrative Agent, or any of them, to prove its or their claim, as appropriate, or to prove its or their full claim, as appropriate, and the Lenders and the Administrative Agent may prove such claims as they see fit and may refrain from proving any claim and in their respective discretion they may value as they see fit or refrain from valuing any security held by the Lenders and the Administrative Agent, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Lenders and the Administrative Agent of the Guarantor.

         11. APPLICATION OF PAYMENTS. Any amount received by the Lenders and the Administrative Agent, or any of them, from whatsoever source and applied toward the payment of the Obligations shall be applied in such order of application as is set forth in the Loan Agreement.

         12. WAIVERS BY GUARANTOR. The Guarantor hereby expressly waives, to the extent permitted by Applicable Law: (a) notice of acceptance of this Guaranty,
(b) notice of the existence or creation of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing and (e) all rights of subrogation, indemnification, contribution and reimbursement against the Borrower, all rights to enforce any remedy the Lenders and the Administrative Agent, or any of them, may have against the Borrower and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Lenders and the Administrative Agent, or any of them, in respect of the Obligations, until payment in full of the Obligations. Any money received by the Guarantor in violation of this Section 12 shall be held in trust by the Guarantor for the benefit of the Lenders and the Administrative Agent. If a claim is ever made upon the Lenders and the Administrative Agent, or any of them, for the repayment or recovery of any amount or amounts received by any of them in payment of any of the Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any good faith settlement or compromise of any such claim effected by such Person with any such claimant, including, without limitation, the Borrower, then in such event the Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and the Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

         13. ASSIGNMENT BY THE LENDERS AND THE ADMINISTRATIVE AGENT. To the extent permitted under the Loan Agreement, the Lenders and the Administrative Agent may each, and without notice of any kind, except as otherwise required by the Loan Agreement, sell, assign or transfer all or any of the Obligations, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits.

         14. REMEDIES CUMULATIVE. No delay by the Lenders and the Administrative Agent, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lenders and the Administrative Agent, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Lenders and the Administrative Agent, or any of them, permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrower to the Lenders and the Administrative Agent notwithstanding any right or power of any third party, individually or in the name of the Borrower or any other Person, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

         15. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, its successors and assigns and inure to the benefit of the successors and assigns of the Guarantor, the Lenders and the Administrative Agent. The Guarantor shall not assign its rights or obligations under this Guaranty without the consent of all the Lenders and the Administrative Agent, nor shall the Guarantor amend this Guaranty, without the consent of the Administrative Agent and the Required Lenders.

         16. MISCELLANEOUS. This is a Guaranty of payment and not of collection. In the event of a demand upon the Guarantor under this Guaranty, the Guarantor shall be held and bound to the Lenders and the Administrative Agent directly as debtor in respect of the payment of the amounts hereby guaranteed. All reasonable costs and expenses, including, without limitation, attorneys' fees and expenses, incurred by the Lenders and the Administrative Agent, or any of them, in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Obligations guaranteed hereby. Any notice or demand which the Lenders and the Administrative Agent, or any of them, may wish to give shall be served upon the Guarantor in the fashion prescribed for notices in
Section 11.1 of the Loan Agreement in care of the Borrower at the address for the Borrower set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and the notice so sent shall be deemed to be served as set forth in Section 11.1 of the Loan Agreement.

         17. LOANS BENEFIT GUARANTOR. The Guarantor expressly represents and acknowledges that any financial accommodations by the Lenders and the Administrative Agent, or any of them, to the Borrower, including, without limitation, the extension of the Loans, are and will be of direct interest, benefit and advantage to the Guarantor.

         18. VISITS AND INSPECTIONS. The Guarantor covenants and agrees that so long as any amount is owing on account of Obligations or otherwise pursuant to this Guaranty, the Guarantor shall permit representatives of the Lenders and the Administrative Agent, or any of them, to visit and inspect properties of the Guarantor to the extent set forth in Section
5.8 of the Loan Agreement.

         19. GOVERNING LAW. This Guaranty shall be construed in accordance with and governed by the internal laws of the State of California applicable to contracts made and to be performed in the State of California.

         20. JURISDICTION AND VENUE. If any action or proceeding shall be brought by the Agent in order to enforce any right or remedy under this Guaranty, the Guarantor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of California on the date of this Guaranty. The Guarantor hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Guarantor agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

         21. WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS GUARANTY.

         22. TIME OF THE ESSENCE. Time is of the essence with regard to the Guarantor's performance of its obligations hereunder.

         23. ADMINISTRATIVE AGENT. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Administrative Agent" shall be a reference to the Administrative Agent for the benefit of all the Lenders and the Administrative Agent, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of itself and the Lenders.

         24. RATIFICATIONS. The Guarantor hereby ratifies and affirms each representation, warranty, covenant and other agreement made on its behalf by the Borrower in the Loan Agreement.

         25. NOTICE. All notices and other communications under this Guaranty shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for next day delivery, or when sent on a Business Day prior to 5:00 p.m. (Los Angeles, California time) by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 25. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (a) If to the Guarantor or any Affiliate Guarantor, to it (or them) at:

                           Advanced Communications Group, Inc.
                           390 South Woodmill Road
                           Suite 150
                           St. Louis, Missouri 63017
                           Attn:  Mr. William H. Zimmer, III
                           Facsimile:  (314) 205-8141

                           WITH COPY TO:

                           Blackwell, Sanders, Peper & Martin
                           720 Olive Street, Suite 2400
                           St. Louis, Missouri  63101
                           Attn:    Craig Adoor, Esq.
                                    Matt Geekie, Esq.
                                    Deborah Conrad, Esq.
                           Facsimile:  (314) 345-6060

                  (b)      If to the Administrative Agent, to it at:

                           Bank of America National Trust and
                           Savings Association
                           555 S. Flower Street
                           11th Floor, Unit 3283
                           Los Angeles, California  90071
                           Attn:  George Hausler
                           Facsimile:  (213) 228-2641

                           WITH A COPY TO:

                           Powell, Goldstein, Frazer & Murphy LLP
                           Sixteenth Floor
                           191 Peachtree Street, N.E.
                           Atlanta, Georgia  30303
                           Attn:  Douglas S. Gosden, Esq.
                           Facsimile:  (404) 572-6999

                  (iii) If to the Lenders, to them at the addresses set forth on Schedule 7 to the Loan Agreement.

The failure to provide copies shall not affect the validity of the notice given to the primary recipient. Any party hereto may change the address to which notices shall be directed under this Section 25 by giving ten (10) days' written notice of such change to the other parties.

         26. FCC CONSENT. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by the Administrative Agent or any of the Lenders with respect to the Licenses (or any Collateral relating to such Licenses) unless and until all requirements of Applicable Law, including, without limitation, any state law, or any required approval under the Communications Act, and any applicable rules and regulations thereunder, requiring the consent to or approval of such action by the FCC or any governmental or other authority, have been satisfied. The Guarantor covenants that upon request of the Administrative Agent or any of the Lenders after and during the continuance of an Event of Default it will cause to be filed such applications and take such other action as may be requested by such Person or Persons to obtain consent or approval of the FCC or any governmental or other authority which has granted any License to the Guarantor to any action contemplated by this Guaranty and to give effect to the Security Interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to a change in ownership or control pursuant to the provisions of the Communications Act. To the extent permitted by Applicable Law, the Administrative Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of the Guarantor, in its name and stead, to execute and file, upon the occurrence and during the continuance of any Event of Default after ten (10) Business Days prior notice to Guarantor, all necessary applications with the FCC and with any governmental or other authority. The power of attorney granted herein is coupled with an interest and shall be irrevocable for so long as any of the Guaranteed Obligations remains unpaid or unperformed or any of the Lenders have any obligation to make Advances under the Loan Agreement, regardless of whether the conditions precedent to the making of any such Advances has been or can be fulfilled.


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                                      - 19 -

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by an Authorized Signatory as of the date first above written.


GUARANTOR:                          ADVANCED COMMUNICATIONS GROUP, INC.


                                    By:
                                       -------------------------------
                                             Name:
                                                  --------------------
                                             Title:
                                                   -------------------